                     CHL MORTGAGE PASS-THROUGH TRUST 2006-14

                                FINAL TERM SHEET

                              (COUNTRYWIDE(R) LOGO)

                           $366,159,454 (APPROXIMATE)

                                   CWMBS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

                               DATED JULY 28, 2006

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-14

            DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING AUGUST 25, 2006

                                   ----------

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus:

            INITIAL CLASS
             CERTIFICATE
           BALANCE/INITIAL
               NOTIONAL     PASS-THROUGH
              AMOUNT (1)      RATE (2)
           ---------------  ------------
Class A-1    $105,000,000       6.25%
Class A-2    $  4,195,000       6.25%
Class A-3    $120,575,000       6.25%
Class A-4    $ 33,330,000       6.25%
Class A-5    $ 36,800,000       6.25%
Class A-6    $ 52,954,000       6.25%

            INITIAL CLASS
             CERTIFICATE
           BALANCE/INITIAL
               NOTIONAL     PASS-THROUGH
              AMOUNT (1)      RATE (2)
           ---------------  ------------
Class X    $318,554,020(3)    Variable
Class PO   $  1,528,954          (4)
Class A-R  $        100         6.25%
Class M    $  8,464,400         6.25%
Class B-1  $  2,208,000         6.25%
Class B-2  $  1,104,000         6.25%

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates and initial ratings, in the tables under "Description of the Certificates" beginning on page 6 of this free writing prospectus.

(3) The Class X Certificates are interest only notional amount certificates. The initial notional amount of the Class X Certificates is set forth in the table but is not included in the aggregate certificate balance of all the certificates offered.

(4) The Class PO Certificates are principal only certificates and will not accrue interest.

ISSUING ENTITY

CHL Mortgage Pass-Through Trust 2006-14, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWMBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of July 1, 2006 and the date of origination for that mortgage loan (the "cut-off date").

CLOSING DATE

On or about July 31, 2006.

THE MORTGAGE LOANS

The mortgage loans will consist of primarily 30-year conventional, fixed-rate mortgage loans secured by first liens on one- to four-family residential properties.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the closing date mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance           $367,999,538
Geographic Concentrations in excess of 10%:
California                                    32.30%
Weighted Average Original LTV Ratio           73.78%
Weighted Average Mortgage Rate                6.721%
Range of Mortgage Rates                       5.500% to 9.125%
Average Current Principal Balance             $624,787
Range of Current Principal Balances           $417,417 to $2,166,500
Weighted Average Remaining Term to Maturity   360 months
Weighted Average FICO Credit Score            743

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                                   INITIAL
                              CLASS CERTIFICATE                                INITIAL     INITIAL
                               BALANCE/INITIAL                                  RATING      RATING
           CLASS             NOTIONAL AMOUNT (1)             TYPE             FITCH (2)  MOODY'S (2)
           -----             -------------------             ----             ---------  -----------
OFFERED CERTIFICATES
Class A-1                      $105,000,000       Senior/ Fixed Pass-Through     AAA         Aaa
                                                       Rate/Super Senior
Class A-2                      $  4,195,000       Senior/ Fixed Pass-Through     AAA         Aa1
                                                         Rate/Support
Class A-3                      $120,575,000       Senior/ Fixed Pass-Through     AAA         Aaa
                                                             Rate
Class A-4                      $ 33,330,000       Senior/ Fixed Pass-Through     AAA         Aaa
                                                             Rate
Class A-5                      $ 36,800,000       Senior/ Fixed Pass-Through     AAA         Aaa
                                                           Rate/NAS
Class A-6                      $ 52,954,000       Senior/ Fixed Pass-Through     AAA         Aaa
                                                             Rate
Class X                        $318,554,020(3)     Senior/ Notional Amount/      AAA         Aaa
                                                     Variable Pass-Through
                                                      Rate/ Interest-Only
Class PO                       $  1,528,954         Senior/ Principal Only       AAA         Aaa
Class A-R                      $        100       Senior/ Fixed Pass-Through     AAA         Aaa
                                                        Rate/ Residual
Class M                        $  8,464,400        Subordinate/ Fixed Pass-       AA         N/R
                                                         Through Rate
Class B-1                      $  2,208,000        Subordinate/ Fixed Pass-       A          N/R
                                                         Through Rate
Class B-2                      $  1,104,000        Subordinate/ Fixed Pass-      BBB         N/R
                                                         Through Rate
NON-OFFERED CERTIFICATES(3)
Class B-3                      $    736,000        Subordinate/ Fixed Pass-
                                                         Through Rate
Class B-4                      $    552,000        Subordinate/ Fixed Pass-
                                                         Through Rate
Class B-5                      $    552,083        Subordinate/ Fixed Pass-
                                                         Through Rate

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch") and Moody's Investor Services, Inc.("Moody's"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                                                         INTEREST ACCRUAL
          CLASS            PASS-THROUGH RATE   INTEREST ACCRUAL PERIOD      CONVENTION
          -----            -----------------   -----------------------   ----------------
OFFERED CERTIFICATES
Class A-1                        6.25%             calendar month(1)         30/360(2)
Class A-2                        6.25%             calendar month(1)         30/360(2)
Class A-3                        6.25%             calendar month(1)         30/360(2)
Class A-4                        6.25%             calendar month(1)         30/360(2)
Class A-5                        6.25%             calendar month(1)         30/360(2)
Class A-6                        6.25%             calendar month(1)         30/360(2)
Class PO                           (3)                        N/A               N/A
Class X                            (4)             calendar month(1)         30/360(2)
Class A-R                        6.25%             calendar month(1)         30/360(2)
Class M                          6.25%             calendar month(1)         30/360(2)
Class B-1                        6.25%             calendar month(1)         30/360(2)
Class B-2                        6.25%             calendar month(1)         30/360(2)

NON-OFFERED CERTIFICATES
Class B-3                        6.25%             calendar month(1)         30/360(2)
Class B-4                        6.25%             calendar month(1)         30/360(2)
Class B-5                        6.25%             calendar month(1)         30/360(2)

----------
(1) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

(3) The Class PO Certificates are principal only certificates and will not accrue any interest.

(4) The pass-through rate for the Class X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.25%.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

       DESIGNATION             CLASSES OF CERTIFICATES
       -----------             -----------------------
   Senior Certificates       Class A-1, Class A-2, Class
                             A-3, Class A-4, Class A-5,
                            Class A-6, Class PO, Class X
                             and Class A-R Certificates

Subordinated Certificates        Class M and Class B
                                    Certificates

  Class A Certificates          Class A-1, Class A-2,
                                Class A-3, Class A-4,
                              Class A-5, Class A-6 and
                               Class A-R Certificates

       DESIGNATION             CLASSES OF CERTIFICATES
       -----------             -----------------------
  Class B Certificates          Class B-1, Class B-2,
                              Class B-3, Class B-4 and
                               Class B-5 Certificates

  Offered Certificates       Senior Certificates, Class
                             M, Class B-1 and Class B-2
                                    Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates (other than the Class A-4, Class A-6 and Class A-R Certificates):

$25,000 and multiples of $1.00 in excess thereof.

Class A-4 and Class A-6 Certificates:

$1,000 and multiples of $1.00 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on August 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in September 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table beginning on page 7.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest that was not paid on prior distribution dates; less

- any net interest shortfalls allocated to that class for that distribution date.

The Class PO Certificates do not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls on any distribution date will be allocated pro rata among all senior and subordinate classes entitled to receive distributions of or interest on that distribution date, based on their respective entitlements, in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution of the interest entitlement on the certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed on each class of certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, all payments and other amounts in respect of principal of the mortgage loans will be allocated between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan with a net mortgage rate less than 6.25% will be equal to the net mortgage rate divided by 6.25% and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan with a net mortgage rate equal to or greater than 6.25%, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of those amounts will be allocated to the senior certificates (other than the notional amount certificates and the Class PO Certificates) as set forth below, and any remainder of the non-PO amount is allocated to the subordinated certificates:

- in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the aggregate class certificate balance of all certificates, other than the Class PO Certificates; and

- in the case of principal prepayments, the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The Class X Certificates do not have a class certificate balance and are not entitled to any distributions of principal but will bear interest during each interest accrual period on its notional amount.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans;

- partial or full prepayments collected during the applicable period, together with interest paid in connection with the prepayment (other than certain excess amounts payable to the master servicer) and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation due to the master servicer;

-    the trustee fee due to the trustee;

-    lender paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.175% (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges, including prepayment charges, and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Distributions:

The master servicing fee and any additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

- to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the Class PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

- to interest on and then principal of each class of subordinated certificates, in the order of their seniority, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

-    from any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount will be distributed as described above under "--Priority of Distributions Among Certificates" first as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the amounts specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

     1. to the Class A-R Certificates, until its class certificate balance is reduced to zero;

     2. to the Class A-5 Certificates, the priority amount (which is zero for the first five years and will increase), until its class certificate balance is reduced to zero;

     3. in an amount up to $1,000 on each distribution date, concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

     4. in an amount up to $1,174,000 on each distribution date, to the Class A-3 Certificates, until its class certificate balance is reduced to zero;

     5. concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

     6. sequentially, to the Class A-3, Class A-4 and Class A-6 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

     7. to the Class A-5 Certificates, without regard to the priority amount, until its class certificate balance is reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to the Class PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for that distribution date and (y) the product of:

- available funds remaining after distribution of interest on the senior certificates; and

- a fraction, the numerator of which is the PO formula principal amount and the denominator of which is the sum of the PO formula principal amount and the senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the non-PO formula principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of their distribution priority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances, and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated as follows:

- the PO percentage of any realized losses on a discount mortgage loan will be allocated to the Class PO Certificates; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

- the non-PO percentage of any realized losses will be allocated in the following order of priority:

     - first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority until their respective class certificate balances are reduced to zero; and

     - second, concurrently to the senior certificates (other than the notional certificates and the Class PO Certificates), pro rata, based upon their respective class certificate balances, except that the realized losses that would otherwise be allocated to the Class A-1 Certificates will instead be allocated to the Class A-2 Certificates, until its class certificate balance is reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans, first to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Losses."

Further, the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Losses."

Additionally, as described above under "--Principal Payments," the senior prepayment percentage (which determines the allocation of principal prepayments between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents the senior certificates (other than the notional amount certificates and the Class PO Certificates) as a percentage of all the certificates (other than the notional amount certificates and the Class PO Certificates)) for at least the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

TAX STATUS

For federal income tax purposes, the issuing entity will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class PO, Class X and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                THE MORTGAGE POOL

                                MORTGAGE RATES(1)

                                                                                    WEIGHTED
                                                                        AVERAGE     AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE      PERCENT    PRINCIPAL   REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL        OF        BALANCE     TERM TO     FICO       ORIGINAL
                                MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING   MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)                LOANS      OUTSTANDING      LOANS        ($)       (MONTHS)    SCORE     RATIO (%)
-----------------               --------  ---------------  --------  ------------  ---------  --------  -------------
5.500 ........................      1     $    921,241.00     0.25%    921,241.00     360        772        79.97
5.625 ........................      2        2,060,000.00     0.56   1,030,000.00     360        708        49.75
5.875 ........................      3        2,030,700.00     0.55     676,900.00     360        770        79.61
6.000 ........................      1          528,783.07     0.14     528,783.07     359        765        64.16
6.125 ........................     11        6,617,775.00     1.80     601,615.91     360        763        79.55
6.250 ........................     18       11,356,034.60     3.09     630,890.81     360        738        76.59
6.375 ........................     41       25,930,984.01     7.05     632,463.02     359        733        73.31
6.500 ........................     67       42,770,541.29    11.62     638,366.29     359        741        72.57
6.625 ........................    101       64,949,212.06    17.65     643,061.51     360        751        71.21
6.745 ........................      1          583,000.00     0.16     583,000.00     360        680        87.80
6.750 ........................    129       79,073,735.00    21.49     612,974.69     360        747        73.91
6.875 ........................    118       71,777,473.84    19.50     608,283.68     360        745        73.91
7.000 ........................     40       24,819,216.86     6.74     620,480.42     360        733        76.34
7.030 ........................      1          607,500.00     0.17     607,500.00     360        703        90.00
7.125 ........................     31       19,689,278.00     5.35     635,138.00     360        739        76.13
7.220 ........................      1          606,000.00     0.16     606,000.00     360        681        84.76
7.250 ........................      7        3,430,400.00     0.93     490,057.14     360        750        74.94
7.375 ........................      9        6,223,243.00     1.69     691,471.44     360        708        76.73
7.500 ........................      4        2,331,370.00     0.63     582,842.50     360        720        77.06
7.625 ........................      1          453,900.00     0.12     453,900.00     360        755        79.99
7.875 ........................      1          768,000.00     0.21     768,000.00     360        705        80.00
8.645 ........................      1          471,150.00     0.13     471,150.00     360        759        90.00
                                  ---     ---------------   ------
   Total......................    589     $367,999,537.73   100.00%
                                  ===     ===============   ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans (as so adjusted) was approximately 6.719% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans was approximately 6.721% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                              WEIGHTED
                                                                        AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE      PERCENT    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
RANGE OF                           OF        PRINCIPAL        OF        BALANCE    AVERAGE    TERM TO     FICO       ORIGINAL
CURRENT MORTGAGE                MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)      LOANS      OUTSTANDING      LOANS        ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------------------     --------  ---------------  --------  ------------  --------  ---------  --------  -------------
  400,000.01 -   450,000.00 ..      65    $ 28,362,238.29     7.71%    436,342.13    6.768      360        739        75.90
  450,000.01 -   500,000.00 ..     147      69,931,000.92    19.00     475,721.09    6.769      360        742        75.70
  500,000.01 -   550,000.00 ..      84      44,391,291.96    12.06     528,467.76    6.696      360        743        74.89
  550,000.01 -   600,000.00 ..      67      38,631,905.73    10.50     576,595.61    6.758      360        734        75.13
  600,000.01 -   650,000.00 ..      57      35,753,060.71     9.72     627,246.68    6.751      360        749        74.42
  650,000.01 -   700,000.00 ..      34      23,091,879.00     6.27     679,172.91    6.651      360        740        74.63
  700,000.01 -   750,000.00 ..      24      17,609,203.09     4.79     733,716.80    6.662      360        743        74.82
  750,000.01 - 1,000,000.00 ..      91      81,427,942.74    22.13     894,812.56    6.678      360        745        71.93
1,000,000.01 - 1,500,000.00 ..      16      20,776,765.29     5.65   1,298,547.83    6.665      359        746        65.86
1,500,000.01 - 2,000,000.00 ..       3       5,857,750.00     1.59   1,952,583.33    6.793      360        769        64.64
Above 2,000,000.01 ...........       1       2,166,500.00     0.59   2,166,500.00    7.125      360        783        80.00
                                   ---    ---------------   ------
   Total......................     589    $367,999,537.73   100.00%
                                   ===    ===============   ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans was approximately $624,787.

                              FICO CREDIT SCORES(1)

                                                                                             WEIGHTED
                                                                       AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE      PERCENT   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL        OF       BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
RANGE OF                        MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
FICO CREDIT SCORES               LOANS      OUTSTANDING      LOANS       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------              --------  ---------------  --------  -----------  --------  ---------  --------  -------------
660-679 ......................      27    $ 15,124,527.00     4.11%   560,167.67    6.802      360        671        76.95
680-699 ......................      46      26,158,911.89     7.11    568,672.00    6.787      360        690        78.98
700-719 ......................     109      70,564,993.00    19.18    647,385.26    6.709      360        709        73.60
720 and Above ................     407     256,151,105.84    69.61    629,363.90    6.713      360        762        73.12
                                   ---    ---------------   ------
   Total .....................     589    $367,999,537.73   100.00%
                                   ===    ===============   ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans was approximately 743.

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                             WEIGHTED
                                                                       AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER      AGGREGATE      PERCENT   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                                   OF        PRINCIPAL        OF       BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
RANGE OF ORIGINAL               MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)         LOANS      OUTSTANDING      LOANS       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------        --------  ---------------  --------  -----------  --------  ---------  --------  -------------
50.00 and Below ..............      28    $ 19,051,801.00     5.18%   680,421.46    6.618      360        748        41.17
50.01 to 55.00 ...............      19      13,906,250.00     3.78    731,907.89    6.669      360        749        53.03
55.01 to 60.00 ...............      17      12,618,000.00     3.43    742,235.29    6.753      360        765        58.37
60.01 to 65.00 ...............      24      16,411,783.07     4.46    683,824.29    6.717      360        737        63.02
65.01 to 70.00 ...............      43      28,745,710.29     7.81    668,504.89    6.654      359        747        67.86
70.01 to 75.00 ...............      57      40,576,888.30    11.03    711,875.23    6.739      359        740        73.14
75.01 to 80.00 ...............     380     225,738,628.47    61.34    594,049.02    6.729      360        743        79.61
80.01 to 85.00 ...............       3       1,652,626.60     0.45    550,875.53    6.668      360        688        84.90
85.01 to 90.00 ...............      17       8,869,650.00     2.41    521,744.12    6.929      360        711        89.24
90.01 to 95.00 ...............       1         428,200.00     0.12    428,200.00    6.875      360        734        91.65
                                   ---    ---------------   ------
   Total......................     589    $367,999,537.73   100.00%
                                   ===    ===============   ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans was approximately 73.78%.

(2) Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                              WEIGHTED             WEIGHTED
                                                                        AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      PERCENT   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL        OF       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
STATE                             LOANS      OUTSTANDING      LOANS       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----                           ---------  ---------------  --------  -----------  --------  ---------  --------  ---------
California....................     181     $118,845,745.64    32.30%   656,606.33    6.726      360        743      71.17
New York......................      32       20,174,348.60     5.48    630,448.39    6.689      360        737      73.41
New Jersey....................      30       18,768,292.00     5.10    625,609.73    6.819      360        740      73.03
Florida.......................      29       18,113,415.07     4.92    624,600.52    6.674      360        752      71.15
Virginia......................      31       17,284,747.00     4.70    557,572.48    6.758      358        745      76.07
Washington....................      25       15,337,601.88     4.17    613,504.08    6.723      360        739      78.48
Colorado......................      24       13,801,367.00     3.75    575,056.96    6.639      360        751      75.25
Maryland......................      23       13,740,811.15     3.73    597,426.57     6.75      360        736      74.55
Arizona.......................      19       10,444,263.92     2.84    549,698.10    6.851      360        738      75.16
Texas.........................      16       10,201,860.00     2.77    637,616.25    6.654      360        747      75.12
Tennessee.....................      15        9,830,862.00     2.67    655,390.80    6.774      360        741      77.07
Massachusetts.................      17        9,370,942.47     2.55    551,231.91    6.669      360        765      70.34
Oregon........................      15        9,003,620.00     2.45    600,241.33    6.459      360        733      72.96
Illinois......................      14        8,851,572.00     2.41    632,255.14    6.977      360        744      78.61
Nevada........................      16        8,603,402.00     2.34    537,712.63    6.534      360        733      78.52
Minnesota.....................      13        8,305,354.00     2.26    638,873.38    6.737      360        740      76.18
Other (less than 2%)..........      89       57,321,333.00    15.58    644,059.92    6.721      360        744      75.78
                                   ---     ---------------   ------
   Total......................     589     $367,999,537.73   100.00%
                                   ===     ===============   ======

----------
(1) The Other row in the preceding table includes 25 other states and the District of Columbia with under 2% concentrations individually. No more than approximately 0.956% of the mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                                                              WEIGHTED             WEIGHTED
                                                                        AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      PERCENT   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL        OF       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING      LOANS       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------                    ---------  ---------------  --------  -----------  --------  ---------  --------  ---------
Purchase......................     384     $243,114,257.25    66.06%   633,110.04    6.731      360        750      75.10
Refinance (rate/term).........      84       51,737,399.85    14.06    615,921.43    6.654      360        738      70.04
Refinance (cash-out)..........     121       73,147,880.63    19.88    604,527.94    6.736      359        722      72.05
                                   ---     ---------------   ------
   Total......................     589     $367,999,537.73   100.00%
                                   ===     ===============   ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                              WEIGHTED             WEIGHTED
                                                                        AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      PERCENT   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL        OF       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PROPERTY TYPE                     LOANS      OUTSTANDING      LOANS       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-------------                   ---------  ---------------  --------  -----------  --------  ---------  --------  ---------
2-4 Family Residence..........       8     $  4,982,000.00     1.35%   622,750.00    6.829      360        747      77.08
Low-rise Condominium..........      25       14,053,679.00     3.82    562,147.16    6.820      360        754      76.32
Cooperative...................       3        2,196,192.00     0.60    732,064.00    6.842      360        750      73.32
Planned Unit Development......     190      119,992,188.73    32.61    631,537.84    6.684      360        746      73.93
Single Family Residence.......     363      226,775,478.00    61.62    624,725.83    6.732      360        741      73.48
                                   ---     ---------------   ------
   Total......................     589     $367,999,537.73   100.00%
                                   ===     ===============   ======

                               OCCUPANCY TYPES(1)

                                                                                              WEIGHTED             WEIGHTED
                                                                        AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      PERCENT   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL        OF       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING      LOANS       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------                  ---------  ---------------  --------  -----------  --------  ---------  --------  ---------
Primary Residence.............     543     $339,832,703.73    92.35%   625,842.92    6.713      360        743      73.69
Secondary Residence...........      46       28,166,834.00     7.65    612,322.48    6.820      360        745      74.97
                                   ---     ---------------   ------
   Total......................     589     $367,999,537.73   100.00%
                                   ===     ===============   ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                         WEIGHTED
                                                                         AVERAGE              WEIGHTED   AVERAGE
                                              AGGREGATE      PERCENT    PRINCIPAL   WEIGHTED   AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL        OF        BALANCE     AVERAGE    FICO     LOAN-TO-
REMAINING TERM                   MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING  MORTGAGE   CREDIT     VALUE
TO MATURITY (MONTHS)              LOANS      OUTSTANDING      LOANS        ($)      RATE (%)    SCORE   RATIO (%)
--------------------            ---------  ---------------  --------  ------------  --------  --------  ---------
300...........................       1     $    454,500.00     0.12%    454,500.00    6.500      703      71.02
342...........................       1        1,202,500.29     0.33   1,202,500.29    6.375      722      68.00
356...........................       1          708,544.09     0.19     708,544.09    6.375      791      80.00
359...........................      14        9,551,761.35     2.60     682,268.67    6.662      739      73.46
360...........................     572      356,082,232.00    96.76     622,521.38    6.725      743      73.80
                                   ---     ---------------   ------
   Total......................     589     $367,999,537.73   100.00%
                                   ===     ===============   ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans was approximately 360 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                              WEIGHTED             WEIGHTED
                                                                        AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      PERCENT   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL        OF       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
INTEREST-ONLY PERIOD             MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
(MONTHS)                          LOANS      OUTSTANDING      LOANS       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------            ---------  ---------------  --------  -----------  --------  ---------  --------  ---------
0.............................     436     $269,800,467.73    73.32%   618,808.41    6.688      360        744      73.45
120...........................     153       98,199,070.00    26.68    641,823.99    6.812      360        739      74.70
                                   ---     ---------------   ------
   Total......................     589     $367,999,537.73   100.00%
                                   ===     ===============   ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                              WEIGHTED             WEIGHTED
                                                                        AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      PERCENT   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF     PRINCIPAL        OF       BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
PREPAYMENT CHARGE                MORTGAGE      BALANCE      MORTGAGE  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PERIOD (MONTHS)                   LOANS      OUTSTANDING      LOANS       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------               ---------  ---------------  --------  -----------  --------  ---------  --------  ---------
0.............................     566     $354,938,115.73    96.45%   627,099.14    6.724      360        743      73.86
36............................       2        1,023,200.00     0.28    511,600.00    6.574      360        765      80.00
60............................      21       12,038,222.00     3.27    573,248.67    6.648      360        753      70.95
                                   ---     ---------------   ------
   Total......................     589     $367,999,537.73   100.00%
                                   ===     ===============   ======

                           SERVICING OF MORTGAGE LOANS

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a mortgage loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from July 1, 2006) through the last day of a calendar month will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans would result. Pursuant to the pooling and servicing agreement, the master servicing fee for any month will be reduced, but not by more than an amount equal to the product of one-twelfth of 0.125% and the aggregate Stated Principal Balance of the mortgage loans ("Compensating Interest"), by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid mortgage loan on the related Distribution Date.

     If shortfalls in interest as a result of prepayments in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess.

CERTAIN MODIFICATIONS AND REFINANCINGS

     Countrywide Home Loans, without prior approval from the Rating Agencies, will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the mortgage rates of their respective mortgage loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the mortgage loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-14, will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class X, Class PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page are being offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

          DESIGNATION                                      CLASSES OF CERTIFICATES
          -----------                                      -----------------------
      Senior Certificates        Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class X,
                                                     Class PO and Class A-R Certificates
   Subordinated Certificates                          Class M and Class B Certificates
     Class B Certificates           Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates
     Offered Certificates            Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

           CLASS                                           TYPE
           -----                                           ----
Class A-1 Certificates:                Senior/Fixed Pass-Through Rate/Super Senior
Class A-2 Certificates:                  Senior/Fixed Pass-Through Rate/Support
Class A-3 Certificates:                      Senior/Fixed Pass-Through Rate
Class A-4 Certificates:                      Senior/Fixed Pass-Through Rate
Class A-5 Certificates:                    Senior/Fixed Pass-Through Rate/NAS
Class A-6 Certificates:                      Senior/Fixed Pass-Through Rate
Class X Certificates:        Senior/Notional Amount/Variable Pass-Through Rate/Interest-Only
Class PO Certificates:                            Senior/Principal Only
Class A-R Certificates:                  Senior/Fixed Pass-Through Rate/Residual
Subordinated Certificates:                 Subordinate/Fixed Pass-Through Rate

     The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

     The senior certificates will have an initial aggregate class certificate balance of approximately $354,383,054 and will evidence in the aggregate an initial beneficial ownership interest of approximately 96.30% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                        INITIAL BENEFICIAL
  CLASS OF SUBORDINATED CERTIFICATES    OWNERSHIP INTEREST
  ----------------------------------    ------------------
Class M..............................          2.30%
Class B-1............................          0.60%
Class B-2............................          0.30%
Class B-3............................          0.20%

Class B-4............................          0.15%
Class B-5............................          0.15%

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal,

     -    the amount of Realized Losses allocated to the class, and

     - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts,

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

NOTIONAL AMOUNT CERTIFICATES

     The Class X Certificates are notional amount certificates.

     The notional amount of the Class X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that will equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Euroclear's name on the book of its depositary which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. JPMorgan Chase will act as depositary for Euroclear (in such capacity the "Depositary". Investors may hold such beneficial interests in the Book-Entry Certificates (other than the Class A-4 and Class A-6 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1.00 in excess thereof. Investors may hold such beneficial interests in the Class A-4 and Class A-6 Certificates in minimum denominations representing an original principal amount or notional amount of $1,000 and integral multiples of $1.00 in excess thereof. One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1.00. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear Participants on such business day. Cash received in Euroclear, as a result of sales of securities by or through a Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus and "Global, Clearance, Settlement And Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear by its Depositary; however, such cross market transactions will require delivery of instructions to Euroclear by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Euroclear Participants may not deliver instructions directly to its Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such

Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the issuing entity provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. The Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

     Although DTC and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

     - all payments on account of principal on the mortgage loans, including principal prepayments;

     - all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

     - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

     - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

     - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

     -    all Substitution Adjustment Amounts; and

     -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

     - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

     - to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such advance was made;

     - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

     - to reimburse the master servicer for insured expenses from the related insurance proceeds;

     - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

     - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

     - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

     - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

     -    to withdraw an amount equal to the sum of (a) the Available Funds and
          (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

     - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

     -    the aggregate amount remitted by the master servicer to the trustee;
          and

     - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

     -    to pay the trustee fee to the trustee;

     - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

     - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

     - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

 TYPE / RECIPIENT (1)                  AMOUNT                GENERAL PURPOSE               SOURCE (2)                FREQUENCY
 --------------------                  ------                ---------------               ----------                ---------
FEES

Master Servicing Fee /  One-twelfth of the Stated Principal  Compensation     Amounts on deposit in the                 Monthly
Master Servicer         Balance of each mortgage loan                         Certificate Account representing
                        multiplied by the master servicing                    payments of interest and
                        fee rate (3)                                          application of liquidation proceeds
                                                                              with respect to that mortgage loan

                        -    All late payment fees,          Compensation     Payments made by obligors with       Time to time
                             assumption fees and other                        respect to the mortgage loans
                             similar charges, including
                             prepayment charges

                        -    All investment income earned    Compensation     Investment income related to the          Monthly
                             on amounts on deposit in the                     Certificate Account and the
                             Certificate Account and                          Distribution Account
                             Distribution Account

                        -    Excess Proceeds (4)             Compensation     Liquidation proceeds and Subsequent  Time to time
                                                                              Recoveries

Trustee Fee (the        One-twelfth of the Trustee Fee Rate  Compensation     Amounts on deposit in the                 Monthly
"Trustee Fee") /        multiplied by the aggregate Stated                    Certificate Account or the
Trustee                 Principal Balance of the                              Distribution Account
                        outstanding mortgage loans (5)

EXPENSES

Insured expenses /      Expenses incurred by the master      Reimbursement    To the extent the expenses are       Time to time
Master Servicer         servicer                             of Expenses      covered by an insurance policy with
                                                                              respect to the mortgage loan

Servicing Advances /    To the extent of funds available,    Reimbursement    With respect to each mortgage loan,  Time to time
Master Servicer         the amount of any Servicing          of Expenses      late recoveries of the payments of
                        Advances                                              the costs and expenses, liquidation
                                                                              proceeds, Subsequent Recoveries,
                                                                              purchase proceeds or repurchase
                                                                              proceeds for that mortgage loan (6)

Indemnification         Amounts for which the sellers, the   Indemnification  Amounts on deposit on the                 Monthly
expenses / the          master servicer and depositor are                     Certificate Account
sellers, the master     entitled to indemnification (7)
servicer and the
depositor

----------

(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements -- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The master servicing fee rate for each mortgage loan will equal 0.175% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full, as described in this free writing prospectus under "Servicing of Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) "Excess Proceeds" with respect to a Liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in August 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions will be made on each Distribution Date from Available Funds in the following order of priority:

     - to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

     - to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal" in this free writing prospectus in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

     - to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

     - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     -    from any remaining available amounts, to the Class A-R Certificates.

     "Available Funds" for any Distribution Date will be equal to the sum of:

     - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries;

     - all partial or full prepayments received during the related Prepayment Period, together with all interest paid in connection with those payments, other than certain excess amounts and Compensating Interest; and

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the related seller or the master servicer as of the Distribution Date, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

     The pass-through rate of the Class X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.25%. The pass-through rate for the Class X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.35903% per annum.

     Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "interest entitlement" for any interest-bearing class will be equal to the sum of:

     - interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

     - the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

     The Class PO Certificates are principal only certificates and will not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" for the Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of:

     -    any net prepayment interest shortfalls for the Distribution Date, and

     - the amount of interest that would otherwise have been received with respect to any mortgage loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans exceeds the Compensating Interest for that Distribution Date.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the mortgage loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of senior and subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such Distribution Date, in each case before taking into account any reduction in such amounts from Net Interest Shortfalls.

     If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans will be allocated as described under "-- Priority of Distributions Among the Certificates" between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate less than 6.25% (each a "Discount mortgage loan") will be equal to the net mortgage rate divided by 6.25%. The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate equal to or greater than 6.25% (each a "Non-Discount mortgage loan") will be 100%. The PO Percentage with respect to any Discount mortgage loan will be equal to (6.25% minus the net mortgage rate) divided by 6.25%. The PO Percentage with respect to any Non-Discount mortgage loan will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date will equal the sum of:

     (i)  the sum of the applicable Non-PO Percentage of,

          (a) all monthly payments of principal due on each mortgage loan on the related Due Date,

          (b) the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

          (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan received with respect to the Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

          (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period, and

     (ii) (A) any Subsequent Recoveries received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates in the following order of priority:

     1. to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

     2. to the Class A-5 Certificates, the Priority Amount, until its Class Certificate Balance is reduced to zero;

     3. in an amount up to $1,000 on each Distribution Date, concurrently, to the Class A-1 and Class A 2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

     4. in an amount up to $1,174,000 on each Distribution Date, to the Class A-3 Certificates, until its Class Certificate Balance is reduced to zero;

     5. concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

     6. sequentially, to the Class A-3, Class A-4 and Class A-6 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

     7. to the Class A-5 Certificates, without regard to the Priority Amount, until its Class Certificate Balance is reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently, as principal of the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     The capitalized terms used herein shall have the following meanings:

     "Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Priority Percentage.

     "Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class A-5 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to that Distribution Date.

     "Scheduled Principal Distribution Amount" for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through
(d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

     "Unscheduled Principal Distribution Amount" for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan and (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and
(iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

     "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from July 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

     - the Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

     - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

          - the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

          - the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

     -    the sum of

          - the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

          - the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date.

     If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the aggregate Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the Non-PO Formula Principal Amount for the Distribution Date will be limited to the percentage necessary to reduce the Class Certificate Balances to zero.

     "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

     - any previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor; and

     - liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

     The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

     The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date. The "Subordinated Percentage" for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage for the Distribution Date.

     The "Senior Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the notional amount certificates and the Class PO Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

     The "Subordinated Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.

     The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

     - the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, does not equal or exceed 50%, and

     -    cumulative Realized Losses on the mortgage loans do not exceed:

          - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

          - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

     Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of the subject class and all classes of subordinated certificates which have lower distribution priorities than such class.

     For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

     On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                                              Original
                           Beneficial     Initial Credit     Applicable
                          Interest in       Enhancement    Credit Support
                         Issuing Entity        Level         Percentage
                         --------------   --------------   --------------
Senior Certificates...       96.30%            3.70%             N/A
Class M...............        2.30%            1.40%            3.70%
Class B-1.............        0.60%            0.80%            1.40%
Class B-2.............        0.30%            0.50%            0.80%
Class B-3.............        0.20%            0.30%            0.50%
Class B-4.............        0.15%            0.15%            0.30%
Class B-5.............        0.15%            0.00%            0.15%

     For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The "Subordinated Principal Distribution Amount" for any Distribution Date will equal:

     -    the sum of

          - the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause
               (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

          - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

          - the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause
               (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

          - the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

     - reduced by the amount of any payments in respect of Class PO Deferred Amounts on the related Distribution Date.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for that Distribution Date and (y) the product of:

     - Available Funds remaining after distribution of interest on the senior certificates, and

     - a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the senior certificates (other than the notional amount certificates and the Class PO Certificates) will be in an amount equal to the product of Available Funds remaining after distribution of interest on the senior certificates and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date will equal the sum of:

     -    the sum of the applicable PO Percentage of

          - all monthly payments of principal due on each mortgage loan on the related Due Date,

          - the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

          - the Substitution Adjustment Amount in connection with any deleted mortgage loan received for that Distribution Date,

          - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

          - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan, and

          - all partial and full principal prepayments by borrowers received during the related Prepayment Period, and

     - with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the

Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan will be allocated to the Class PO Certificates until their Class Certificate Balance is reduced to zero. The amount of any Realized Loss allocated to the Class PO Certificates on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated:

     - first, to the subordinated certificates, in the reverse order of their distribution priorities (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

     - second, to the senior certificates (other than the notional amount certificates and the Class PO Certificates) pro rata, based upon their respective Class Certificate Balances, except that the realized losses that would otherwise be allocated to the Class A-1 Certificates will instead be allocated to the Class A-2 Certificates, until its class certificate balance is reduced to zero.

     For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

     Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and the Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

     A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received,

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the Offered Certificates will be offered globally (the "GLOBAL SECURITIES") and will be available only in book-entry form. Investors in the Global Securities may hold Such Global Securities through any of The Depository Trust Company ("DTC") or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

     Trading between Euroclear Participants. Secondary market trading between Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Euroclear Participant, the purchaser will send instructions to Euroclear through a Euroclear Participant at least one business day prior to settlement. Euroclear will instruct its

Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and twelve 30-day months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to Euroclear and by Euroclear, in accordance with its usual procedures, to the Euroclear Participant's account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear cash debt will be valued instead as of the actual settlement date.

     Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Euroclear through a Euroclear Participant at least one business day prior to settlement. In these cases Euroclear will instruct its Depositary to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of a 360-day year and twelve 30-day months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear Participant the following day, and receipt of the cash proceeds in the Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Euroclear and that purchase Global Securities from DTC Participants for delivery to Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          1. borrowing through Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their Euroclear accounts) in accordance with Euroclear's Customary procedures;

          2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear account in order to settle the sale side of the trade; or

          3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding Securities through Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between Such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

     The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a Court within the United States is able to exercise primary Supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This Summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.